EXHIBIT 10.1

Certain identified information has been marked in the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed.
Double asterisks denote omissions.

SECOND AMENDMENT TO LEASE AGREEMENT
This Second Amendment (“Second Amendment”) to the Lease Agreement ( “Lease”) is
made on this 25th day of March 2020 by and between BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation, having an office at 3551 Lawrenceville Princeton Road, Princeton, New Jersey 08540 (“Landlord”), and PTC THERAPEUTICS, INC., a Delaware Corporation, having an office at 100 Corporate Court, South Plainfield, NJ 07080-2449 (“Tenant”).
WHEREAS, Landlord and Tenant entered into a certain Lease dated August 3, 2019 pursuant to which Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord a portion of 311 Pennington Rocky Hill Road, Hopewell Township, Mercer County, New Jersey, designated in the Lease as the Premises and further described in Exhibit A to the Lease; and
WHEREAS, Landlord and Tenant entered into a certain First Amendment to Lease Agreement dated October 7, 2019 (“First Amendment”) whereby the terms of the Lease were amended to change the definition of Controllable CAM Expenses set forth in Section 4.2(a)(iii) and to incorporate the Letter of Credit issued by HSBC Bank USA, N.A. as an exhibit to the Lease in connection with Section 39(a) of the Lease (hereinafter the term “Lease” will refer to the original Lease as modified by the First Amendment); and
WHEREAS, Tenant has not yet taken occupancy of the Premise; and
WHEREAS, Landlord and Tenant have agreed to further amend the Lease to change the size and location of a portion of the Premises by providing that Tenant will no longer lease Building 13, consisting of [**] Rentable Square Fee (“RSF”) and but will instead lease Buildings 3A, 3B and 5, consisting of [**] RSF; and
WHEREAS, this Second Amendment is executed by Landlord and Tenant to memorialize the change in the Premises by the substitution of Buildings 3A, 3B and 5 for Building 13 and to address the other modifications to the Lease necessitated by this change.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:
1.The WHEREAS clauses set forth above are incorporated into this Second Amendment by reference.
2.In Section 1.2, the description of the Premises is amended to remove the reference to “Building 13” in Section 1.2(c) and replace it with “Buildings 3A, 3B and 5”.
3.In Section 1.3, the total rentable area of the Premises is changed from 183,667 RSF to 220,517 RSF. Section 1.3.c. is removed and replaced as follows:
c.    Building 3A, 3B and 5    [**] RSF
4.Section 1.7.c is removed and replaced as follows:

c.	For Buildings 3A, 3B and 5, the Base Rent Commencement Date shall be six (6) months after the Commencement Date.
5.    Section 1.9.c is removed and replaced as follows:
c.    Buildings 3A, 3B and 5: $[**] per RSF on a triple net basis (NNN).
6.    In Section 1.15, all reference to Landlord’s Base Building Work in connection with Building 13 is deleted. The only Landlord’s Base Building Work that will be completed by Landlord in connection with Buildings 3A, 3B and 5 is the installation of a submeter for Utilities as required pursuant to Section 12.5(a) of the Lease.
7.    In Section 1.17, the first sentence is removed and replaced as follows:
On the Commencement Date of this Lease, the “Tenant’s Share” is Nineteen and Eighty-Eight One Hundredths Percent (19.88%) which represents the RSF of the Premises (220,517 square feet, subject to the terms of Section 2.2), calculated as a percentage of the aggregate rentable area of the buildings located within the CAM Area of the Campus (see Section 2.3 below and Exhibit D).
8.    Section 1.18 is amended to state that the total number of parking spaces allocated to Tenant is increased from 360 to 434. Section 1.18(a) through (e) are removed and replaced as set forth below to provide the allocation of the parking spaces, which spaces are shown on the replacement Exhibit E attached to this Second Amendment:
(a)    [**] spaces, including [**] handicapped spaces, shall be allocated exclusively to Tenant, comprising all of Parking Area 1 adjacent to Buildings 9 and 10.
(b)    [**] spaces shall be allocated exclusively to Tenant in Parking Area 2.
(c)    [**] spaces shall be allocated exclusively to Tenant in Parking Area
6.
(d)    [**] spaces shall be allocated exclusively to Tenant in Parking Area
7.
(e)    [**] spaces shall be allocated exclusively to Tenant in Parking Area 8.
(f)    The remaining [**] spaces shall be unassigned and unreserved spaces allocated to Tenant in Parking Areas 3, 4, 5, and 9.
9.    In Section 2.2(i), the RSF for the Premises Buildings is changed from 183,667 RSF to 220,517 RSF.

10.In Section 2.4, the total number of parking spaces comprising “Tenant’s Parking” is increased from [**] to [**]. The following sentences are added to the end of the last paragraph of Section 2.4:
As set forth in Section 1.18, Tenant shall also have exclusive rights to certain parking areas in Parking Area 6, Parking Area 7 and Parking Area 8 as shown on Exhibit E. Tenant may not install gates in these parking areas but may install such signage as it deems reasonable necessary to ensure that this parking is retained for the exclusive use of Tenant.
11.In Section 2.5(a), add the following sentence after the first sentence: “All fixed hoods and chambers, and furniture, laboratory benches, freezers and related equipment located in Buildings 3A, 3B and 5 shall be delivered to Tenant with the Premises and shall be considered “FF&E under this Lease, but not “Exception Equipment”.
12.In Section 4.2(a)(iii), all references to “calendar year” shall be changed to “Lease Year.”
13.In Section 11.3(a), the first sentence is replaced as follows:
“Tenant’s Share is Nineteen and Eighty-Eight One Hundredths Percent (19.88%), which figure is calculated based upon Tenant’s proportionate share of the Rentable Area of the Premises (approximately 220,517 square feet, subject to the terms of Section 2.2) as a percentage of the aggregate rentable area of the buildings located in both the CAM Area and the CAM Exclusion Area of the Campus.”
14.The first sentence of Section 12.7 is replaced as follows: “Buildings 3A/3B/5 and 18 have existing diesel back-up generators (the “Existing Generators”) that provide back-up power solely to those buildings.” It is the intent of this provision that Tenant will be responsible for the existing diesel back-up generator serving Building 3A/3B/5 instead of the existing diesel back-up generator serving Building 13. A second paragraph is added to Section 12.7 as follows:
Landlord will conduct testing of the generators for Building 9/10 in accordance with good industry practices and is currently conducting testing on a monthly basis. Landlord agrees to provide Tenant the results of Landlord’s testing of the generators that service Building 9/10 within thirty (30) days of the completion of said testing. Landlord and Tenant agree and acknowledge that Tenant must submit the generator testing results for these buildings Building 9/10 to the Food and Drug Administration (“FDA”) on a periodic basis and that if additional testing is required to satisfy FDA requirements and Landlord, after reasonable notice from Tenant, does not agree to undertake said testing, Tenant may undertake said testing at its own cost. Copies of the results of the testing, if undertaken by Tenant, will be submitted to Landlord within thirty (30) days of the completion of said testing.
15.The phrase “modify Tenant’s exclusive parking in Parking Area 1 and Parking Area 3 or reduce Tenant’s parking in Parking Area 2 and Parking Area 3 more than to a de minimis extent” in clause (i) of Section 26(d) is replaced with “modify Tenant’s exclusive parking in Parking Area 1 and Parking Area 2 or reduce Tenant’s parking in Parking Area 3, Parking Area 4, Parking Area

5, Parking Area 6, Parking Area 7, Parking Area 8 and Parking Area 9 more than to a de minimis extent”.
16.The phrase “one (1) sign on the parapet wall of each of Buildings 9, 10, 13 and 18 (the “Building Exterior Signage”)” in clause (i) of Section 40(a) is replaced with “one (1) sign on the parapet wall of each of Buildings 3A, 3B, 5, 9, 10 and 18 (the “Building Exterior Signage”)”.
17.The Schedules and Exhibits to the Lease are amended as follows:

a.	Schedule I (Rent Schedule) is replaced with the revised Schedule I attached hereto.

b.	Exhibit A (Campus and Premises Site Map) is replaced with the revised Exhibit A attached hereto.

c.
Exhibit D (CAM Inclusion and Exclusion Area) is revised to remove and replace the chart showing the calculation of Tenant’s Share attached hereto. The CAM Inclusion and Exclusion Area remains unchanged.

d.	Exhibit E (Parking Plan) is replaced with the revised Exhibit E attached hereto.

e.	Exhibit J (Initial Tenant Improvements) is amended to delete all reference to Initial Tenant Improvements to Building 13. No revised Exhibit J is attached hereto.

f.	Exhibit K (Utility Services Terms) is amended to replace Schedule A to that exhibit with the revised Schedule A attached hereto.

g.	Exhibit M (Existing Telecommunication Systems Wiring and Conduits) is replaced with the revised Exhibit M attached hereto.

h.	Exhibit N (Pass-Through Utilities) is amended delete all reference to Building 13 as set forth in the revised Exhibit N attached hereto.

i.	Exhibit T (Building 13, 17 & 21 Elevation) is deleted from the lease because none of the referenced buildings (13, 17 & 21) will be leased to Tenant.
18.Tenant shall have access to the loading dock and lavatory located in Building 18 as shown on Schedule A attached to this Amendment on a twenty four (24) hour per day, seven (7) day per week basis. Landlord shall be responsible for the maintenance and repair of such loading dock and lavatory.
19.This Second Amendment may be executed in one or more counterparts, which shall be deemed an original, and all of which together shall be deemed one and the same instrument. A facsimile or pdf transmission of an original signature shall be deemed an original signature.
20.Except as modified hereby, all terms of the Lease remain in full force and effect. In the event of a conflict between the terms of the Lease and this Second Amendment, the terms of this Second Amendment shall prevail.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, execute this First Amendment as of the dates set forth below.
LANDLORD:
BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation
By: /s/ Bruce K. Mayer
Name: Bruce K. Mayer
Title: Head Global Real Estate
TENANT:
PTC THERAPEUTICS, INC., a Delaware corporation
By: /s/ Mark Boulding
Name: Mark Boulding
Title: Chief Legal Officer and Executive Vice President